Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners of Regency Energy Partners LP:

We consent to the incorporation by reference in the registration statement No. 333-140088 on Form S-8, registration statements No. 333-141809 and No. 333-163834 on Form S-3, and registration statement No. 333-141764 on Form S-4 of Regency Energy Partners LP of our reports dated March 1, 2010, with respect to the consolidated balance sheets of Regency Energy Partners LP as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and partners’ capital for each of the years in the three year period ended December 31, 2009, the effectiveness of internal control over financial reporting as of December 31, 2009 and the consolidated balance sheet of Regency GP LP as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Regency Energy Partners LP.

/s/    KPMG LLP

Dallas, Texas

March 1, 2010